                                                                    EXHIBIT 11.1

                   APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

                  CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                          THREE MONTHS ENDED
                                                                          SEPTEMBER 30, 2001
                                                                          ------------------
          Weighted average shares outstanding:
          Common stock:
                 Shares outstanding at beginning of period                     27,555,238
                 Weighted average shares issued during three months
                 ended September 30, 2001 (1,131,916 shares)                      771,945
                                                                             ------------
                                                                               28,327,183
                                                                             ============
          Net loss                                                           $(11,221,000)
                                                                             ============

          Loss per share attributable to common stockholders                 $      (0.40)
                                                                             ============

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(1)      For a discussion of loss per share, see Note D of the Notes to the
         Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended September 30, 2001.


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